Exhibit 99.1

Chico’s FAS, Inc. Announces New Organizational Structure and Associated Leadership Appointments

Bonnie Brooks Appointed Chief Executive Officer and President

Molly Langenstein Appointed President, Apparel Group; 30-Year Retail Industry Veteran with Significant Merchandising, Fashion Buying, Planning and Brand Development
Experience

Mary van Praag Continues as President, Intimates Group

Company Affirms Fiscal 2019 Second Quarter and Full-Year Outlook

FORT MYERS, Fla. - July 18, 2019 - Chico’s FAS, Inc. (NYSE: CHS) (the “Company” or Chico’s FAS) today announced an organizational structure and leadership appointments aligned to drive a simpler, nimbler organization focused on the Company’s priorities of accelerating sustainable sales growth.

•	Bonnie Brooks has been appointed Chief Executive Officer and President of Chico’s FAS and will remain a member of the Chico’s FAS Board.

•
Responsibility for the Company’s apparel brands has been consolidated under one leader. Molly Langenstein, a 30-year retail industry veteran, with a proven track record of building multiple vertical successful brands, has been appointed President, Apparel Group, effective August 1, 2019 and will oversee all business activities for the Chico’s and White House Black Market brands. Ms. Langenstein joins Chico’s FAS after nearly three decades with Macy’s, Inc., where she most recently served as General Business Manager, Ready-to-Wear. In that role, she led a multibillion-dollar business and was responsible for all buying, planning and product development for stores and digital, including leading Macy’s Sourcing organization.

•	The Company’s intimate brands, Soma® and TellTaleTM, will continue to be led by Mary van Praag, President, Intimates Group, who joined the Company in September 2017.

“Since being appointed Interim CEO, Bonnie has moved quickly to sharpen the Company’s focus on core priorities that have stabilized the business and positioned Chico’s FAS to deliver improved top- and bottom-line results,” said David Walker, Chair of the Board. “We received interest from a number of qualified external CEO candidates who brought deep merchant experience. The Board determined, however, that the best way to build on the progress underway at this time is to appoint Bonnie as CEO. In addition to providing continuity, Bonnie’s leadership enables us to continue leveraging both her experience driving numerous successful turnarounds at other apparel retailers as well as the knowledge she already has of Chico’s FAS.”

Ms. Brooks said, “The leadership structure announced today will strengthen the organization, create clear lines of responsibility and accelerate our sales driving priorities. I am confident we are focused on the right areas and moving in the right direction with stronger performance expected in the second half of the year. Internal and external stakeholders have expressed strong support for the work we are pursuing. I and associates across the Company are energized by this work and the opportunities ahead. I look forward to working as CEO with Molly, Mary and the outstanding team we have in place to deliver to our shareholders the value that I know we are capable of achieving.”

Commenting on Ms. Langenstein’s appointment as President, Apparel Group, Ms. Brooks said, “Molly is an experienced strategist, manager and merchant with an exceptional record of success revitalizing sales and profitability in the retail fashion industry. Her ability to re-imagine a business, optimize organizational design and enhance the customer experience ideally suits what we need to improve the performance of our apparel brands. Molly has led multiple vertical brands to success and some have risen to become top performers in the country. We welcome Molly to the Company and are excited about the contributions she will deliver at Chico’s and WHBM.”

Ms. Langenstein said, “I am excited to be joining Chico’s FAS and to have the opportunity to lead Chico’s and White House Black Market. I believe Chico’s and WHBM are unique brands with the potential for growth that far exceeds what they are delivering today. I look forward to tapping into my experience in merchandising and helping the brands succeed against a backdrop of rapid industry change to reinvigorate sales and consumer enthusiasm.”

The Company commented that Karen McKibbin, Chico’s Brand President, tendered her resignation earlier this week to pursue other opportunities. Ms. Brooks said, “We extend our thanks to Karen for the many contributions she has made since joining the Company in April and wish her well in her future endeavors. With enhancements at Chico’s in quality, overall aesthetic and product mix, customers responded favorably to our Spring and Summer assortments, and we have a solid base from which to build for the Fall and Winter seasons.”
Company Affirms Fiscal Second Quarter and Full-Year Outlook

As previously announced, under Ms. Brooks’ leadership, the Company has reset priorities for growth to focus on three distinct areas. These include driving stronger sales through improved product and marketing; optimizing the customer journey by simplifying, digitizing and extending the Company’s unique and personalized service; and transforming sourcing and supply chain operations to increase product speed to market and improve quality.

Given the progress being made on the Company’s new operating priorities, Chico’s FAS is today affirming its fiscal 2019 second quarter and full year outlook provided on June 11, 2019. The Company will discuss its progress, financial performance and outlook for the year in greater detail when it reports fiscal 2019 second quarter results.

About Bonnie Brooks

Ms. Brooks has been a member of the Chico's FAS Board since 2016. She has more than 30 years of global executive leadership experience in retail and merchandising, including having led three major international department store turnarounds at Hudson’s Bay Company, the Lane Crawford Joyce Group in Asia, and Holt Renfrew & Company.

From 2014 to 2016, Ms. Brooks served as the Vice Chair of Hudson's Bay Company, a fashion retail group operating through multiple banners, including Hudson's Bay, Home Outfitters, Lord & Taylor, Saks Fifth Avenue, Saks Off Fifth and Kaufhof. Ms. Brooks joined Hudson's Bay in 2008 as Chief Executive Officer and President. From 2012 to 2014, Ms. Brooks served as President of Hudson's Bay Company, responsible for both Hudson's Bay and Lord & Taylor department stores USA.

From 1997 to 2008, Ms. Brooks was based in Hong Kong serving as an executive officer, including as President of the Lane Crawford Joyce Group, a women's fashion retailer with over 500 stores in Asia. She also served as Global Merchandise Manager for Dickson Concepts (International) Limited, a luxury retail group and owner of Harvey Nichols, UK.

Prior to that, Ms. Brooks spent over a decade at Holt Renfrew & Company, a Canada-based fashion department store, in roles that included Executive Vice President and General Merchandise Manager. Ms. Brooks serves on the Board of Directors of Rogers Communications Inc., a Canadian diversified communications and media company, and she is a trustee of RioCan Real Estate Investment Trust, a North American real estate owner and developer. Ms. Brooks was formerly a director of Abercrombie & Fitch Co. She is a member of the Order of Canada, the highest honor for Canadian citizens.

Ms. Brooks holds a Master of Business Administration from the Richard Ivey School of Business, Western University, and holds three honorary doctorate degrees.

Ms. Brooks’ status will officially change upon receipt of work authorization.

About Molly Langenstein

Ms. Langenstein is a 30-year retail industry veteran, including nearly three decades at Macy’s, Inc., where she was promoted to numerous executive positions with increasing scope and responsibility.

From 2017 to 2019, Ms. Langenstein served as General Business Manager, Ready-to-Wear at Macy’s. In that role, she led a multibillion dollar business and was responsible for all buying, planning and product development for stores and digital, and leading Macy’s Sourcing organization.

Previously, she served as Chief Private Brands Officer of Macy’s and Bloomingdales from 2015 to 2017, responsible for the organization that concepts, designs, sources and markets Macy’s portfolio of highly successful private brands of apparel, accessories and home goods. In this capacity, she also had oversight of finance, operations, logistics, human resources, product development and technology.

Prior to that role, Ms. Langenstein served as Executive Vice President of Private Brands for Men’s and Children’s Wear at Macy’s Private Brands from 2013 to 2014, where she led cross-functional collaborative efforts to execute strategy and the turnaround of the division’s online performance, growing the platform significantly and establishing private brands as Macy’s top digital content provider.

In 2012, she was named Executive Vice President, Group Merchandise Manager of Millennial, creating five new millennial brands and growing market share over a two-year period.

Earlier, her career at Macy’s included assignments as General Merchandise Manager for Men’s and Kids at Macy’s Florida (Miami), for Millennial at Macy’s West (San Francisco) and for Ready-to-Wear at Macy’s North (Minneapolis). She began her work in the apparel retail industry as a buyer at Burdines.

Ms. Langenstein received her Bachelor of Science degree in fashion merchandising from Kent State University.

About Mary van Praag
Ms. van Praag is President, Intimates Group of Chico’s FAS, which includes the Soma® and TellTale™ brands. She joined the Company in September 2017, bringing over 30 years of global, omnichannel leadership experience.

Ms. van Praag has a proven track record of developing brands and executing growth strategies. She is recognized as a passionate leader that has enabled the Soma organization to achieve excellence by inspiring capabilities for long-term success. Under Ms. van Praag’s leadership, Soma’s comps turned strongly positive, innovation is center to key product launches, new partnerships increased customer awareness, acquisition and sales, and she successfully launched the Company’s first digital only brand, TellTale™.

Prior to joining Chico’s FAS, she was Chief Executive Officer of Perricone MD where she led the prestige skincare brand through digital, broadcast and international expansion. Previously, Ms. van Praag held international and domestic executive leadership roles at Coty, Inc., including serving as General Manager of OPI Products Inc., as well as corporate and regional positions at Johnson & Johnson.

In 2019, Ms. van Praag was named a Top Woman in Retail by Total Retail and Women in Retail Leadership.

She received a Bachelor of Science in Business, with a Marketing Major from Miami University, and completed the General Management Program at Harvard Business School.

ABOUT CHICO'S FAS, INC.
The Company, through its brands - Chico's, White House Black Market, Soma and TellTale™ is a leading omnichannel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.

As of May 4, 2019, the Company operated 1,410 stores in the U.S. and Canada and sold merchandise through 84 international franchise locations in Mexico and one domestic franchise airport store. The Company's merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, www.soma.com and www.mytelltale.com as well as through third party channels.

For more detailed information on the Company, please go to our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements, including without limitation statements made in Mr. Walker’s, Ms. Brooks and Ms. Langenstein’s quotes and in the section entitled “Company Affirms Fiscal Second Quarter and Full-Year Outlook,” relate to, among other things, expectations, estimates and projections regarding the brand's new product initiatives and are identified by use of the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "outlook," "predict," "project," "should," "strategy," "target," "will," "would," "potential" and similar terms. Factors that could cause actual results to differ include, but are not limited to: the extent of the market demand and overall level of spending for women's private branded clothing and related accessories; the effectiveness of our brand awareness and marketing programs; the ability to successfully execute our business strategies and to achieve the expected results from them, the successful recruitment of leadership and the successful integration of new members of our senior management team; and the risk that our investments in merchandise or marketing initiatives may not deliver the results we anticipate. Other risk factors for the Chico's FAS, Inc.'s business are detailed from time to time in the Chico's FAS, Inc.'s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. These factors should be considered in evaluating forward looking statements contained herein.

Contact:
Julie Lorigan
Vice President - Investor Relations,
Public Relations and Corporate Communications
Chico’s FAS, Inc.
(239) 346-4199